Registration No. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -------------

                           NEWMONT MINING CORPORATION
             (Exact name of Registrant as specified in its charter)


                                 -------------


           Delaware                     1700 Lincoln Street                        84-1611629
(State or other jurisdiction of       Denver, Colorado 80203                    (I.R.S. Employer
incorporation or organization)           (303) 863-7414                       Identification No.)
                                 (Address of principal executive offices)
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                           NEWMONT MINING CORPORATION
                            2005 Stock Incentive Plan
                              (Full Title of Plan)

                              ---------------------

                                Sharon E. Thomas
                           Newmont Mining Corporation
                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
                      (Name, address and telephone number,
                   including area code, of agent for service)


                             ---------------------


                                   Copies to:
                             Maureen Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200


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                         CALCULATION OF REGISTRATION FEE
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                                                        Proposed maximum     Proposed maximum
      Title of each class of           Amount to be      offering price     aggregate offering       Amount of
    securities to be registered         registered        per share (1)         price (1)        registration fee
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
Common Stock, $1.60 par value......     10,000,000           $37.625           $376,250,000         $44,284.63

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(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and
     457(c) under the Securities Act of 1933 (the "Securities Act"), based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc. on May 2, 2005.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

             Newmont Mining Corporation (the "Corporation" or "Registrant") hereby incorporates by reference in this Prospectus the following:

        o    the Corporation's Annual Report on Form 10-K for the year ended
             December 31, 2004,

        o the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005,

        o    the Corporation's Current Reports on Form 8-K filed on January 5,
             2005, January 12, 2005, February 3, 2005, February 24, 2005,
             March 2, 2005, March 3, 2005, March 22, 2005, April 27, 2005 and
             May 2, 2005, and

        o the description of the Corporation's Common Stock contained in the Corporation's registration statement for such Common Stock filed under the Securities Exchange Act of 1934, as amended (the
             "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Corporation pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration
Statement.

Item 4.  Description of Securities.

             Not applicable.

Item 5.  Interests of Named Experts and Counsel.

             Not applicable.

Item 6.  Indemnification of Directors and Officers.

             Article Tenth of the Corporation's Certificate of Incorporation provides that the directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

             Section 145 of the Delaware General Corporation Law authorizes and empowers the Corporation to indemnify the directors, officers, employees and agents of the Corporation against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the Corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

             The By-Laws of the Corporation provide that each person who at any time is or shall have been a director or officer of the Corporation, or is or shall have been serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, and his heirs, executors and administrators, shall be indemnified by the Corporation in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware. Section 6 of
Article VI of the By-Laws of the Corporation facilitates enforcement of the right of directors and owners to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between the Corporation and the director or officer.

Item 7.  Exemption from Registration Claimed.

             Not applicable.

Item 8.  Exhibits.

Exhibit
Number       Description of Documents
--------     ------------------------

4.1 Certificate of Incorporation. Incorporated by reference to Exhibit F to the Corporation's Registration Statement on Form S-4 (File No. 333-76506), filed with the Securities and Exchange Commission (the "Commission") on January 10, 2002.

4.2 Certificate of Amendment to the Certificate of Incorporation of the Corporation. Incorporated herein by reference to
             Exhibit 3.4 to the Issuer's Registration Statement on Form 8-A relating to the registration of its common stock, filed with the Commission on February 15, 2002.

4.3          By-laws of the  Corporation.  Incorporated by reference to
             Exhibit 3(g) to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

5 Opinion of White & Case LLP, counsel to the Corporation, with respect to the legality of the Common Stock being registered.

23.1         Consent of PricewaterhouseCoopers LLP.

23.2 Consent of White & Case LLP (included in Exhibit 5 to this Registration Statement).

24           Power of Attorney of certain officers and directors.



Item 9.  Undertakings.

             The undersigned Registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                                      -2-
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                 (ii) to reflect in the prospectus any facts or events
             arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                 (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                 (4) that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the provisions described in Item 6, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 5th day of May, 2005.

                                                 NEWMONT MINING CORPORATION

                                                 By /s/ Sharon E. Thomas
                                                    -----------------------
                                                    Sharon E. Thomas
                                                    Vice President and Secretary


                 Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                                Date
---------                         -----                                ----
             *
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Glen A. Barton                    Director                           May 5, 2005

             *
---------------------------
Vincent A. Calarco                Director                           May 5, 2005

             *
---------------------------
Michael S. Hamson                 Director                           May 5, 2005

             *
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Leo I. Higdon, Jr.                Director                           May 5, 2005

             *
---------------------------
Pierre Lassonde                   Director                           May 5, 2005

             *
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Robert J. Miller                  Director                           May 5, 2005

             *
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Wayne W. Murdy                    Chairman of the Board              May 5, 2005
                                  and Chief Executive Officer
                                  (Principal Executive Officer)

             *
---------------------------
Robin A. Plumbridge               Director                           May 5, 2005

             *
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John B. Prescott                  Director                           May 5, 2005

             *
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Donald C. Roth                    Director                           May 5, 2005

             *
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Seymour Schulich                  Director                           May 5, 2005

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             *
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James V. Taranik                  Director                           May 5, 2005

             *
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Bruce D. Hansen                   Vice President and Chief           May 5, 2005
                                  Financial Officer (Principal
                                  Accounting Officer)

             *
---------------------------
Russell Ball                      Vice President and Controller      May 5, 2005
                                  (Principal Accounting Officer)

     *By  /s/ Sharon E. Thomas
          --------------------
          Vice President and Secretary
          as Attorney-in-fact

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                                  EXHIBIT INDEX




Exhibit
Number        Description of Documents
-------       ------------------------

4.1 Certificate of Incorporation. Incorporated by reference to Exhibit F to the Corporation's Registration Statement on Form S-4 (File No. 333-76506), filed with the Securities and Exchange Commission (the "Commission") on January 10, 2002.

4.2 Certificate of Amendment to the Certificate of Incorporation of the Corporation. Incorporated herein by reference to
              Exhibit 3.4 to the Issuer's Registration Statement on Form 8-A relating to the registration of its common stock, filed with the Commission on February 15, 2002.

4.3           By-laws of the Corporation.  Incorporated by reference to
              Exhibit 3(g) to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

5 Opinion of White & Case LLP, counsel to the Corporation, with respect to the legality of the Common Stock being registered.

23.1          Consent of PricewaterhouseCoopers LLP.

23.2 Consent of White & Case LLP (included in Exhibit 5 to this Registration Statement).

24            Power of Attorney of certain officers and directors.